LEASE CONTRACT
(unprotected)

Made and entered at Timorim on the 1st day of March, 2006

Between:	TIMORIM MOSHAV SHITUFI FOR AGRICULTURAL SETTLEMENT LTD. Cooperative Society 57-000698-1 hereinafter referred to as: “the Moshav” or “the Lessor”

of the one part

And:	COLUMBUS LTD. Pvte. Co. 513525246
of Moshav Timorim hereinafter referred to as: “Lessee”

of the other part

WHEREAS
The Lessor owns rights to offices located in part of the third floor of a total area of about 120 sq.m. in a 3-story building located close to and north of the entry road to the Moshav which is known as Parcel __ Block __, in accordance with a leasehold contract from the Israel Lands Administration (hereinafter: “the Leased Premises”);

A drawing - in which the area of the Leased Premises is marked - is attached to this Agreement as an integral part hereof; and

WHEREAS	The Lessee wishes to take the Leased Premises on hire from the Lessor, and the Lessor agrees to let the Leased Premises to the Lessee in accordance with the contents of this Agreement;

WHEREAS
The Lessee has not paid, is not paying and will not pay key money in any form in respect of the Leased Premises, and the Lessee declares that it is aware that the lease under this Agreement will not be protected pursuant to the tenants protection laws and the provisions of the Tenants Protection Law (Consolidated Version), 5732-1972 and any other law that may be legislated in the future with regard to the rights of protected tenants will not apply to the relationship between the parties; and

WHEREAS
The Lessee wishes to take the Leased Premises on hire for purposes of using same as offices for the conduct of its business, and the Lessor for its part agrees to let the Leased Premises to the Lessee for such purpose only with a view to receiving back possession of the Leased Premises at the end of the Lease Period; and

WHEREAS	The parties wish to regulate their mutual relationship in a written agreement

Now therefore it is agreed, stipulated and agreed by the parties as follows:

1.	Preamble, appendices and headings

1.1	The preamble to this Contract and the declarations of the parties contained therein constitute an integral part hereof.

1.2	The appendices attached to this Contract form an integral part hereof.

1.3	Headings to the clauses in this Contract have been inserted solely for the sake of convenience and shall not serve for the interpretation of the Contract.

2.	Definitions

“The Contract”	This Contract including all the appendices hereto

“The Leased Premises”	As defined in the preamble in this Contract

“The Lease Period”	The period defined in Clause 4.1 of the Contract, and as may be extended in accordance with Clause 4.2 of the Contract, in the event that it is extended

“End of the Lease Period”	The date of termination of the lease period or any earlier date than the aforesaid date on which the lease will come to an end in accordance with the provisions of the Contract

“The Rentals”	The consideration for the lease of the Leased Premises as set forth in Clause 7 of the Contract

“Purpose of the Lease”	The business activity and the objective as defined in Clause 5 of the Contract

“The known representative rate of the dollar”
The representative rate of the US dollar as published by the Bank of Israel on the date of actual effecting of the payment. If a representative rate is not published on the date of actual effecting of payment, then the first rate published after the date of actual effecting of payment, and under all circumstances not less than the representative rate of the dollar known at the time of signing of the Agreement

3.	The contractual arrangement

3.1
The Lessor lets the Leased Premises to the Lessee and the Lessee takes the Leased Premises on hire from the Lessor for the Lease Period in the condition of the Leased Premises as is, after adaptation works have been performed in the Leased Premises by the Lessor to the Lessee’s full satisfaction, all in accordance with and subject to what is set forth above and below in this Contract, and on the express condition that the provisions of this Contract shall be fulfilled and complied with.

3.2
The Lessee declares that it has seen and carefully inspected the Leased Premises, and has examined every environmental or zoning aspect, and has found same to be suitable for its purposes, and it waives any allegation in regard to non-conformity connected with the Leased Premises and/or in connection with the possibility of making use thereof.

3.3
Notwithstanding anything else stated elsewhere, it is agreed and declared by the parties that the validity of this Contract is contingent upon the Israel Lands Administration extending the leasehold contract in respect of the Leased Premises for the Lessor from time to time, and also its giving its consent and approval to the letting of the Leased Premises by the Lessor to the Lessee.

3.4
If the right of leasehold to the Leased Premises is not extended by the Israel Lands Administration or if the Israel Lands Administration does not approve the lease which is the subject of this Agreement, this Contract will be terminated from such time onwards, and this will not be deemed to be a breach of the Contract or the non-fulfillment thereof by the Lessor.

4.	The Lease Period

4.1	Subject to the contents of this Contract, it is hereby agreed that the Lease Period will be for a period of 12 months commencing on February 1, 2006 and until January 31, 2007.

4.2
It is agreed that if the Lessee abides by all the terms and conditions of this Contract, it will have an option to extend the Lease Period by an additional period of 4 years, one year at a time (hereinafter: “the Option Period”), on a basis that the total Lease Period commencing from the date of the commencement of the lease including the Option Period will be 60 months, provided that notice of exercise of the option shall be delivered to the Lessor in writing not later than 90 days before the End of the Lease Period and/or each relevant year of lease.

4.3
If the Lessee exercises the right of option as referred to in sub-clause 4.2 above, all the provisions of this Contract shall apply, mutatis mutandis, also to the Option Period, and subject to changes in the Rentals as specified Clause 7 below.

5.	Purpose of the Lease

5.1	The Purpose of the Lease is for the Lessee’s offices, and for that purpose alone.

5.2	The Lessee undertakes not to make any other use of the Leased Premises apart from the use described above, even if this does not constitute any prejudice or hindrance to the Lessor.

5.3	A breach of the contents of this clause constitutes a material breach of the Agreement.

6.	Non-applicability of tenants protection laws

6.1
The Lessee hereby declares, undertakes and confirms that it is aware that it has not been requested to pay and has not paid key money or payments likely to be construed as key money, and that all the works, alterations, improvements and betterments that have been made in the Leased Premises, if same have been made, are not and will not be fundamental changes, and that the provisions of Part C of the Tenants Protection Law [Consolidated Version], 5732-1972 (hereinafter: “the Law”), which relates to key money, will not apply to the Lessee, the Leased Premises and the Agreement.

6.2
The lease, the Lessee and the Leased Premises are not protected in accordance with the provisions of the Law nor in accordance with the provisions of any other law which protects the Lessee or a tenant in any manner, and the aforesaid laws and the regulations pursuant thereto shall not apply to the lease, the Lessee, the Leased Premises and the Contract.

6.3	At the time of vacation of the Leased Premises the Lessee will not be entitled to any payment whatsoever, either as key money or in any other manner.

7.	Rentals

7.1	The Lessee undertakes to pay the Lessor rentals as follows:

7.1.1
A one-time payment in a sum of NIS 50,000 (hereinafter: “the One-Time Payment”), which will be paid in successive monthly payments of NIS 835 for each monthly payment from February 1, 2006 and thereafter on the first day of each calendar month. Notwithstanding the foregoing it is hereby agreed that in the event that the Lease Period should end before January 31, 2011, whether by virtue of the fact that the Lessee has not exercised the option granted to it or for any other reason, the balance of the One-Time Payment at the date of termination of the Lease Period shall be paid by the Lessee in cash; and in addition,

7.1.2
Monthly rentals in the Lease Period in an amount in shekels equivalent to US $500 (five hundred US dollars) each month, according to the representative rate of the US dollar as is known at the time of actual effecting of each payment.

The Rentals in the first year of the Option Period, if the option is exercised (February 1, 2007 - January 31, 2008) will be an amount in shekels equivalent to US $525 (five hundred and twenty-five US dollars) each month.

The rentals in the second year of the Option Period, if the option is exercised (February 1, 2008 - January 31, 2009) will be an amount in shekels equivalent to US $550 (five hundred and fifty US dollars) each month.

The rentals in the third year of the Option Period, if the option is exercised (February 1, 2009 - January 31, 2010) will be an amount in shekels equivalent to US $575 (five hundred and seventy-five US dollars) each month.

The rentals in the fourth year of the Option Period, if the option is exercised (February 1, 2010 - January 31, 2011) will be an amount in shekels equivalent to US $600 (six hundred US dollars) each month.

7.1.3
Payment in an amount equivalent to US $525 (five hundred and twenty US dollar) [sic] each month, according to the representative rate of the US dollar as is known at the time of actual effecting of each payment, in respect of the Lessee’s contribution towards the Lessor’s expenses for cleaning of the stairwell and the toilets on each floor [and cleaning of the office - handwriting].

The above amounts will henceforth be referred to collectively as: “the Rentals”.

7.2
Value Added Tax on the Rentals as applies on the date of effecting of the payment, if any, will be added to the Rentals mentioned above, and will be paid by the Lessee together with the Rentals on due date and as an integral part thereof for all intents and purposes.

7.3	The Rentals will be paid for each quarter in advance on the following dates: February 1, May 1, August 1 and November 1.

7.4
If the Lessee is late in any payment for which it is obliged pursuant to this Agreement, the Lessee shall pay the Lessor in respect of such payment and in addition thereto, in respect of the period from the agreed date of payment and until the actual payment thereof, interest at the rate of penalty interest prevailing on revolving credit accounts at Bank Leumi le-Israel B.M. for private customers, without this prejudicing any remedies available to the Lessor in respect of the breach of the Agreement. For these purposes a document from the bank regarding the rate of interest will constitute conclusive proof as to the rate thereof.

7.5
Without derogating from the contents of this Agreement, in respect of any arrears in the payment of Rentals which exceeds 7 (seven) days, the Lessor has the right to cancel this Contract forthwith and to evict the Lessee from the Leased Premises.

7.6	A breach of the contents of this clause constitutes a material breach of the Agreement.

8.	Other payments for which the Lessee will be liable

8.1
All the taxes and/or payments that will be due to the local and/or the regional authority and/or to the government and/or to any other body in respect of and/or in connection with the Leased Premises and/or the use thereof, including business tax, signboard tax, fees and licenses, shall be borne and paid by the Lessee.

8.2
Without derogating from the generality of the foregoing, the Lessee shall bear the municipal rates taxes, as well as the expenses and payments in respect of the supply of electricity and water to the Leased Premises.

9.	Prohibition on assignment of the Lessee’s rights

The Lessee hereby undertakes not to assign its rights pursuant to the Contract or portion thereof, to part or to other, in any manner and not to make over or transfer the Leased Premises or any portion thereof to another or to others, in any manner, and not to let the Leased Premises or any portion thereof by way of a sub-lease, and not to allow the use of the Leased Premises or any portion thereof for any period and in any manner, to another or to others, and not to make another or others party to the possession of the Leased Premises, or any portion thereof, whether defined or undefined possession, and not to grant another person a right in the Leased Premises as a licensee, whether for consideration or otherwise.

The transfer of shares in the Lessee's corporation shall be tantamount to an assignment of rights which requires the Lessee’s consent.

10.	Maintenance of the Leased Premises and alterations and additions

10.1	The Lessee declares and confirms that the Leased Premises including all the installations therein were delivered to it in their condition as at today’s date to its satisfaction.

10.2
The Lessee undertakes to use the Leased Premises carefully, reasonably and fairly - in the way a person uses his own property - and to look after the Leased Premises in first-class fashion and to attend to the customary treatment therein.

10.3
The Lessee undertakes immediately and at its expense to repair any fault, defect or damage that may be caused to the Leased Premises and/or to the installations therein, if same should occur, during the Lease Period, save for reasonable wear and tear.

10.4
The Lessor will be entitled to claim from the Lessee the price of the repairs or the estimated expenses for the repair according to a price quotation of a tradesman of the Lessor’s choice, even if the Lessor does not actually repair the damage.

10.5
The Lessee undertakes not to make any internal and/or external alteration to the Leased Premises and not to add any addition and not to demolish any part of the Leased Premises and/or any of the installations therein, without obtaining the Lessor’s prior written consent. A breach of this clause by the Lessee will entitle the Lessor, in addition to any relief conferred on it according to law, to the right to cancel the Contract, and in such event the Lessor's entitlement, if it opts for such right, that all the additions, repairs and alterations that were performed in breach of the Contract shall belong to it without there being any obligation on the Lessor to pay for them.

10.6
At the End of the Lease Period the Lessee undertakes to return the Leased Premises to the Lessor, in the condition in which they were at the time of signing of this Agreement, save for reasonable wear and tear. In the alternative, at the election of the Lessor, the additions, improvements and alterations as referred to in sub-clause (a) above, or portion thereof, shall remain in place, and shall pass into the possession and ownership of the Lessor, and the Lessee will not be able to demand and/or to receive compensation or payment for them.

10.7
The Lessor and/or its representative will be entitled to enter the Leased Premises at any reasonable time, after prior arrangement with the Lessee, in order to examine the state of the Leased Premises.

10.8
The Lessee undertakes to be meticulous about the cleanliness of the surrounds of the Leased Premises and to conduct its business solely within the confines of the Leased Premises, and not to cause any nuisance or unpleasantness to its neighbors or to other persons in the proximity of the Leased Premises.

10.9
The Lessee undertakes to fulfil and perform any provision of a law, regulation, order or bylaw in connection with a lessee in the Leased Premises or the occupation or use thereof, and not to perform and not to allow to be performed in the Leased Premises or in connection therewith anything likely to constitute an eyesore or nuisance or to cause damage or inconvenience to other persons in the proximity of the Leased Premises.

11.	Licensing and licenses

11.1
The Lessee will be responsible for obtaining all the licenses and permits from the competent authorities that are required for purposes of conducting its business in the Leased Premises. The failure to obtain the aforesaid licenses, or some of them, by the Lessee will not constitute justification or ground for a breach of this Contract by the Lessee.

11.2
All the expenses connected with obtaining the licenses and/or the permits for use of the Leased Premises, including any payment that may be imposed by the local authority and/or the Israel Lands Administration in respect of exceptional use of the Leased Premises, shall be borne by the Lessee alone, including the expenses for adapting the Leased Premises to the requirements for the licenses and the permits. The Lessee alone shall bear responsibility in respect of a violation of the conditions of the aforesaid licenses and/or permits and/or in respect of the non-renewal thereof.

11.3
The Lessee declares that it is conversant with its business and the conditions for the licensing thereof, and that prior to it signing this Contract it was given the opportunity of examining and that it actually examined the suitability of the Leased Premises to the purposes of the lease and the possibility of obtaining the necessary licenses for operating the Purpose of the Lease in the Leased Premises as it stands, and that it found the zoning of the Leased Premises suitable for the Purpose of the Lease.

11.4
In connection with the use of the Leased Premises the Lessee undertakes to adhere to all the provisions of the law, bylaws, regulations, custom and the usual directives, and to avoid any nuisance according to law.

11.5	The Lessee hereby declares that the use it makes of the Leased Premises has nothing inherent in it likely to cause environmental damage.

12.	The Lessee’s responsibility

The Lessee will be responsible for all damage of whatsoever nature that may be caused to the Leased Premises and/or to the Lessor and/or to a third party which is caused in connection with the Leased Premises and/or the use thereof, including damage arising from acts and/or omissions of the Lessee, including acts and/or omissions of its employees, invitees, customers and persons acting on its behalf and/or as a consequence of the conduct of its business in the Leased Premises.

The Lessee undertakes to hold the Lessor harmless and to indemnify the Lessor in respect of any such damage, including any expense that may be incurred in connection therewith.

13.	Insurance

13.1
Without derogating from the Lessee’s responsibility as set forth in Clause 12 above, the Lessee undertakes that at its expense it will insure the Leased Premises according to the real-term value thereof as determined by the Lessor, as well as the contents of the Leased Premises and the Lessee’s business and activity, against all risks with an authorized insurance company.

13.2
Without prejudice to the generality of the foregoing, the Lessee undertakes to insure the contents of the Leased Premises against risks of fire, burglary, theft, forceful entry or ordinary loss, plate-glass breakage, flood, mechanical breakdown and water damage of any sort, all at re-instatement values.

13.3	The Lessee further undertakes that at its expense it will insure against a third party in respect of bodily damage and property damage in amounts that are acceptable to the Lessor.

13.4
The Lessor will be an additional insured under the aforesaid policies in a manner that the insurance company shall have no claim against the Lessor and/or against any of the members of the Lessor, and in the insurance policy in respect of the building, the Lessor will be the sole beneficiary.

13.5
The Lessee shall exhibit to the Lessor, on the Lessor’s demand, all the insurance policies that have been issued to it in accordance with Clauses 13.1 and 13.2 above and shall exhibit to the Lessor, regularly, any new policy that may be issued to it and any amendment to the policy.

13.6
The Lessee undertakes to comply with all the conditions of the policies mentioned above in this clause, to make payment on due date of the policy fees, and to see to it that the policies are renewed and are in full force throughout the entire Lease Period.

14.	Vacation of the Leased Premises

14.1
At the End of the Lease Period and upon the cancellation of this Contract by the Lessor for any reason, the Lessee undertakes to vacate the Leased Premises and to deliver possession thereof to the Lessor where the Leased Premises are in the same good order and condition in which it received same, fair wear and tear resulting from normal use excepted, and where the Leased Premises are clean and tidy.

14.2
If the Lessor should demand the dismantling of any addition and/or installation which have been installed in the Leased Premises and which are capable of being dismantled, the Lessee undertakes that at its expense it will dismantle the installation and remove such addition or installation from the Leased Premises up to the time of vacation of the Leased Premises.

14.3
If the Lessee fails to vacate the Leased Premises at the time stated in Clause 14.1 above, then in addition to the Lessor’s right to sue for vacation of the Leased Premises, and in addition to any other right the Lessor may have in accordance with this Contract and/or according to law, the Lessee shall pay the Lessor agreed pre-estimated liquidated damages in an amount equivalent to $5,000, and in addition a sum of $60 per day in respect of each day of default in vacating the Leased Premises.

14.4
If the Lessee has failed to vacate the Leased Premises at the time mentioned in Clause 14.1 above, the Lessor will be entitled to sue the Lessee for all the amounts, taxes, payments, obligations, rentals, expenses for repairs, damages, agreed compensation, losses and any other payments, without exception, as set forth in the Contract in respect of the period commencing from the date on which the Lessee was supposed to vacate the Leased Premises, as if the Lease Period had continued, without this prejudicing the Lessee’s obligation to vacate the Leased Premises, and without prejudice to any other remedy available to the Lessor in accordance with this Contract and/or according to law.

15.	Collateral security and guarantees

15.1
As security for payment of the Rentals and payment of any other amount the Lessee may be obliged to pay, and as security for vacation of the Leased Premises by the Lessee and return of possession of the Leased Premises to the Lessor in accordance with the provisions of this Contract, and as security for all the Lessee’s remaining obligations under this Contract, the Lessee shall lodge with the Lessor, at the time of signing the Contract, the following collateral security and guarantees:

15.1.1	The signature of ____________ and ____________ to a deed of personal guarantee which is on the last page of this Contract.

15.1.2
A promissory note in a sum of NIS 100,000 (one hundred thousand new shekels) with a personal guarantee of ____________ and ____________. The promissory note will be linked to the representative rate of the dollar, for payment on demand, without an indication on the face of the note of a due date for payment thereof and without the Lessor being obliged first to demand payment from the party for whom the guarantee is given.

15.1.3	A bank guarantee in an amount of NIS ____________.

15.2
Failure to deliver all the guarantees and the collateral security will be deemed to be a material breach of the Contract, and the Lessor will be entitled, without prejudice to its other rights, to cancel the Contract or to delay delivery of possession of the Leased Premises to the Lessee.

16.	Seizing of occupation by the Lessor

16.1
Without derogating from and/or without prejudice to the Lessor’s rights in accordance with this Agreement, in addition to any other remedy and relief available to the Lessor pursuant to this Agreement and/or according to law, the Lessor will be entitled (in the case of non-vacation of the Leased Premises by the Lessee at the End of the Lease Period or the cancellation thereof or in any other case in which the Lessee is obliged to vacate the Leased Premises), to enter the Leased Premises by means of the key in the Lessor’s possession or in any other manner it sees fit, and to take all the steps for purposes of evicting the Lessee from the Leased Premises, and it will be entitled to store any articles forming part of the Lessee’s articles and possessions that are found in the Leased Premises at any place the Lessor may deem fit and at the expense of the Lessee, on a basis that the Lessor shall for all intents and purposes be deemed to be a bailee free of charge.

16.2
The Lessee hereby declares that it waives an allegation of any sort with regard to seizure of occupation as aforesaid and that it empowers the Lessor by way of an irrevocable power of attorney to act in the Lessee’s name and stead for all intents and purposes connected with performing the fulfillment of its obligations under this Agreement, including performing the vacation of the Leased Premises and obtaining possession in any manner and way it may see fit.

16.3
After the date that has been fixed or will be fixed for vacation (whether at the End of the Lease Period or at any other time), the Lessee will for all intents and purposes be deemed to be an unlawful occupier of the Leased Premises.

17.	Breaches and remedies

17.1	The provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1970, shall apply to the parties and to the Contract.

17.2
If the Lessor has paid any payment the obligation for payment of which is imposed on the Lessee by virtue of the provisions of any law or by virtue of the provisions of the Contract, the Lessee will be obliged to refund to the Lessor the amount that was paid together with linkage differentials to the index, and together with penalty interest as specified in Clause 17.3 below. If the Lessor has made payment in respect of the Lessee’s default of a penalty for arrears or interest to a third party, the interest and the penalty will be deemed to be part of the debt.

17.3
If the Lessee defaults in any payment it is obliged to pay the Lessor in accordance with this Contract, the Lessee shall pay the Lessor penalty interest on the amount in default at the rate prevailing from time to time at Bank Leumi le-Israel B.M. on unauthorized excesses in revolving current credit accounts. The interest will be calculated from the day on which the Lessee was obliged to pay the amount that is in arrears and up to the date of actual payment.

17.4
In the event that the Lessee commits a breach of the Contract in its entirety or any of the clauses hereof and fails to rectify the breach within 7 days after being called upon in writing to do so, and in every case in which the Lessee has not made payment on due date of the Rentals and/or any moneys and/or expenses and/or taxes and/or amounts and/or other payments that are due from it pursuant to this Contract, and in each of the cases mentioned in Clause 17.5 or Clause 17.6 below, the Lessor may, without prejudice to any other rights conferred on it according to law and/or in accordance with this Contract, cancel the Contract at such time as the Lessor shall specify.

17.5
In each of the following cases the Lessor will be entitled, without prejudice to its remaining rights under this Contract, to enter the Leased Premises, with or without the Lessee’s consent, in the course of opening of locks and replacing them with others and in the course of using a reasonable degree of force and obtaining possession of the Leased Premises unconditionally:

17.5.1	If the Lessee is in default for more than 14 days in the payment of Rentals, and/or

17.5.2	If a provisional and/or permanent receivership order is granted in respect of the Lessee’s property and is not set aside within 30 days from the date it was granted, and/or

17.5.3	If a receivership order or a bankruptcy order or a liquidation order, as the case may be, is granted and is not set aside within 30 days from the date on which it was granted, and/or

17.5.4
If execution office proceedings are commenced against the Lessee and/or against the guarantor under the promissory note and/or the Contract which in the opinion of the Lessor is likely to affect the fulfillment of the Lessee’s obligations in accordance with this Contract, in whole or in part, and such proceedings are not cancelled or set aside within 30 days.

17.6
Each of the conditions set forth in Clauses: 5, 7, 8, 9, 10, 11, 12, 13, 14 and 15 is hereby delineated by the parties as being a basic and fundamental term and condition going to the root of this Agreement, the breach of which shall constitute a material breach of the Agreement.

17.7
If a receivership order, or a bankruptcy order, or a liquidation order is granted against any of the guarantors for the Contract and the promissory note, the Lessee undertakes that it will immediately substitute the guarantor with a new guarantor to the satisfaction of the Lessor.

18.	Successors of the Lessor

The Lessor is entitled to transfer its rights under this Agreement or any portion thereof to another, subject to the condition that the Lessee’s rights pursuant to this Agreement shall not be prejudiced and all the Lessee’s obligations to the Lessor will continue to apply vis-à-vis any successor to the Lessor.

19. General

19.1	It is agreed that the Lessee will not have any right to set-off or deduct any amount or payment from payments of the Rentals and/or from any other payment to which the Lessor is entitled.

19.2	The costs of stamping the Contract shall be paid by the Lessee.

19.3	Any alteration or amendment to the Contract or any of the conditions hereof will only be valid if drawn up in writing and signed by the parties.

19.4	All the payments the Lessee is obliged to pay to the Lessor shall be paid to it at such address as the Lessor shall direct.

19.5
No waiver, indulgence or failure to take action on due date or the grant of an extension of time shall be deemed to be a waiver by the Lessor of any of its rights under the Contract and shall not serve as estoppel to any claim by the Lessor, unless such waiver was made expressly and in writing.

19.6
The Lessor will be entitled at any time to transfer and/or assign its rights in the Leased Premises and/or in accordance with this Contract to any third party as it sees fit and/or to encumber its rights under this Contract, in whole or in part, under such conditions as it may deem fit, provided that the Lessee’s rights under this Contract shall not be prejudiced or adversely affected.

19.7	It is hereby agreed that sole jurisdiction on any matter connected with this Agreement shall be accorded to the competent courts in Tel Aviv-Jaffa only.

19.8
Notices in writing in connection with this Contract shall be delivered by hand or shall be sent by registered mail according to the addresses of the parties as set forth at the head of the Contract or shall be delivered by hand.

19.9
Any notice sent as aforesaid shall be deemed to have been received by the addressee within 3 business days from the time of its posting, and in the case of delivery by hand at the time of its delivery.

In Witness Whereof the Parties have Hereunto Signed:

( - )	( - )
Timorim	Columbus Geographic Systems Ltd.
Moshav Shitufi for Agricultural Settlement Ltd. Mobile Post Shikumim 79860	Pvte Co. 513525246
The Lessor	The Lessee

DEED OF GUARANTEE

We the undersigned hereby declare, confirm and undertake to Timorim Moshav Shitufi for Agricultural Settlement Ltd. (hereinafter: “the Moshav”) as follows:

1.
We have read and examined the Contract between the Moshav and Columbus (hereinafter: “the Lessor”), a copy of which is attached hereto (hereinafter: “the Contract”), and we hereby confirm our consent to the arrangement which is the subject of the Contract and to the conditions thereof.

2.	We hereby give an absolute and irrevocable guarantee for the fulfillment of all the Lessor’s obligations under the Contract in full and on due date.

3.
We hereby absolutely and irrevocably waive the right to a prior demand pursuant to Section 8 of the Guarantee Law, 5727-1967 (hereinafter: “the Guarantee Law”), and any other right pursuant to Sections 5, 6 and 7 of the Guarantee Law, and any other allegation of whatsoever nature, including, and without derogating from the generality of the foregoing, a plea of set-off, which could have been available to another or to others against them.

4.
These undertakings of ours shall remain in force and shall be binding on us even if for any reason this deed of guarantee is not signed by additional guarantors, and/or if it transpires that the security note for securing the Agreement was not signed or was not realized.

5.
A delay or abstention on the part of the Lessor from realizing or enforcing any of its rights under the Contract and/or according to this Guarantee and/or according to the aforesaid security note, shall not be construed as a waiver or as a bar to exercising its rights in the future and it will be entitled to exercise its rights, in whole or in part, at any time it sees fit.

6.	This guarantee will remain in force also in the additional lease periods if extended by the parties.

7.
The addresses of the undersigned are as appear alongside the signature of each of us, as the case may be, and any notice that is sent according to the aforesaid addresses by registered mail will be deemed to have reached its destination 72 hours from the time it was delivered for posting, and if delivered by hand or by way of telex or facsimile - at the time of this delivery.

In Witness Whereof I have Hereunto Signed on this Day ____________

Signature of guarantor	Name and address of guarantor

1. ( - )	Zvika Friedman, I.D. 57156077
of Moshav Shafir 52
Signature of guarantor	Name and address of guarantor
2. __________________	____________ , I.D. ____________
of ___________________

PROMISSORY NOTE
Not Negotiable

Made at Tel Aviv on ____________

We the undersigned undertake to pay Timorim Moshav Shitufi for Agricultural Settlement Ltd. only
A sum of NIS 100,000 (one hundred thousand new shekels)

Place of payment: ___________________

Date of payment: On the ___ day of ____________ in the year ______

The amount of this note is linked to the index in accordance with the following conditions of linkage:

“The index” in this note means - the Consumer Price Index published by the Central Bureau of Statistics.

“The basic index” in this note means - the index which is known at the time of signing of this note.

“The determining index” in this note means - the index that is known on the date of payment of this note.

If at the time at which the payment of this note falls, the determining index is higher than the basic index, I will pay the amount of this note where same is increased proportionately according to the percentage rise of the determining index as against the basic index, but if the determining index is equal to or lower than the basic index, I will pay this note in its nominal amount.

The holder of this note is exempt from all the obligations imposed on the holder of a note, including presentation for payment, protest, notice of dishonor.

Signature of maker of the note	Particulars of maker of the note
1. ___________________	1. ___________________
2. ___________________	2. ___________________

Aval Guarantee

We the undersigned hereby give an aval guarantee for payment of the note by the maker of this note

Signature of guarantors	Names and addresses of guarantors
1. ___________________	1. ___________________
2. ___________________	2. ___________________

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